Exhibit 99.1

P 952.392.1100 F 952.942.3361 www.virtualrad.com 5995 Opus Parkway, Suite 200 Minneapolis, MN 55343

NEWS RELEASE

Contacts

John Waelti

(952) 392-1196

Virtual Radiologic Updates 2008 Financial Guidance,

Announces Formation of Captive Insurance Company

MINNEAPOLIS, Minn., September 29, 2008 – Virtual Radiologic Corp. (NASDAQ: VRAD), a leading global provider of teleradiology services, today announced that, in a departure from historical trends, a decline in procedure counts at customer facilities in September has led to lower volumes than previously forecast. As a result, the company expects that lower revenue estimates will adversely affect Adjusted EPS for both the third quarter and full-year 2008.

In addition, Virtual Radiologic announced that it is in the process of establishing a wholly owned captive insurance company to self-insure its medical malpractice liability. As a result of the company’s favorable loss history, the captive insurance company is expected to reduce the cost of insurance and ensure the long-term availability of medical malpractice coverage. The company will maintain current policy limits within the captive insurance subsidiary. There will be a charge to fourth quarter results to establish the initial actuarial reserve.

Virtual Radiologic is now expecting full-year 2008 revenue ranging from $102 million to $104 million, Adjusted EBITDA from $17.5 million to $19.2 million, and Adjusted EPS from $0.46 to $0.52, before the impact of establishing actuarial reserves in the captive insurance company. The charge against earnings to establish the captive insurance company is expected to range from $2.7 million to $3.0 million, with an impact to Adjusted EPS of $0.09 to $0.10 per share.

“We have experienced continued volume growth in the third quarter, and while the increase fell short of our expectations, we remain confident in the strength of our business model and the quality of service Virtual Radiologic provides to its customers,” said Sean Casey, Chief Executive Officer of Virtual Radiologic. “We continue to sign new customers at record levels, which gives us confidence in the long-term future of our business, and we have taken appropriate steps to contain the impact of current volume reductions on our business model.”

The company also announced that it will continue repurchasing shares under its previously announced share repurchase program.

About Virtual Radiologic

Virtual Radiologic Corporation (www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States and internationally. Utilizing market-leading, proprietary workflow technology, Virtual Radiologic physicians perform preliminary and final read interpretations for emergent and non-emergent needs — day or night, 365 days a year. Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states. Virtual Radiologic is Joint Commission-certified and serves 575 clients supporting more than 930 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about the share repurchase authorization, our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.